EXHIBIT 10.12.4

FOURTH LEASE AMENDMENT

THIS FOURTH LEASE AMENDMENT (“Amendment”) is executed as of this ____ day of ____________, 2016, by and between 4300 VENTURE 34910 LLC, a Delaware limited liability company (“Landlord”), and eTAILDIRECT LLC, a Delaware limited liability company (“Tenant”).

Background:
A.    Landlord and Tenant entered into a certain Industrial Lease-Net dated as of October 1, 2007 (the “Initial Lease”), as amended by that certain First Lease Amendment dated September 29, 2009 (the “First Amendment”), that Second Lease Amendment dated November 29, 2010, and that Third Lease Amendment dated March 13, 2013 (the “Third Amendment”) whereby Tenant leased from Landlord and Landlord leased to Tenant certain premises now consisting of approximately 631,396 square feet of first floor space plus approximately 100,000 square feet of basement space (collectively the “Leased Premises”), all located in Building 3 of the Columbus International Aircenter (the “Building”), commonly known as 4134 East Fifth Avenue in the City of Columbus, County of Franklin, State of Ohio;
B.     Landlord and Tenant desire to amend the Lease to, among other things, provide for the demise of approximately 82,718 additional square feet currently occupied by Republic Airlines (the “Expansion Space 2017”).
NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Initial Lease is amended as follows:
1.Delivery of the Expansion Space. The Expansion Space 2017 is shown on Exhibit A-4 hereto and incorporated herein. The “Delivery Date” for Expansion Space 2017 shall be January 1, 2017, and Landlord shall deliver the Expansion Space 2017 on such date, free and clear of any other occupancy rights. Upon delivery, the Expansion Space 2017 shall be a part of the Leased Premises for all purposes under the Lease, except as specifically provided for herein. The later of the date Landlord so delivers the Expansion Space 2017 and January 1, 2017 shall be the “Effective Date”. The Rent Date, as hereinafter defined, shall be extended on a day for day basis for each day beyond the Delivery Date that Landlord delays in delivering the Expansion Space 2017 to Tenant.
2.Revised Delivery Schedule for Expansions of the Leased Premises; Revised Rent.

(a)	As of the Effective Date, the table set forth in Section 1.2 of the Lease is hereby deleted and restated as follows:

Date of Delivery by Landlord	Square Footage Delivered	Total Square Footage (1st Flr.)	Basement Square Footage	Expansion Space Square Footage	Expansion Space 2017 Square Footage
October 1, 2007	267,450	267,450	0	0	0
September 1, 2010	79,270	346,720	0	0	0
December 1, 2010	8,073	354,793	0	0	0
June 1, 2011	186,571	541,364	0	0	0
March 1, 2012	100,000	541,364	100,000	0	0
September 1, 2012	90,032	631,396	100,000	0	0
March 1, 2013	40,000	671,396	100,000	40,000	0
January 1, 2017	82,718	754,114	100,000	40,000	82,718
(b)As of the Effective Date, the table set forth in Section 1.6(b) of the Lease is hereby deleted and restated as set forth on Exhibit A, attached hereto and incorporated herein. The parties agree that Tenant’s Annual Rent shall not be increased to include the Expansion Space 2017 until April 1, 2017 (the “Rent Date”). For the sake of clarity, after the Effective Date the entire Premises shall be 854,114 square feet.
3.Tenant’s Work; Landlord’s Approval. Landlord shall deliver the Expansion Space 2017 broom clean and free of all related improvements and fixtures located upon the Expansion Space 2017. Landlord further agrees that the structure, roof, foundation and slab of the Expansion Space 2017 shall be delivered in good working order and in compliance with all applicable laws. Tenant shall, at its sole cost and expense, build out the Expansion Space 2017 in full compliance with Section 9.4 of the Lease (Alterations) and in accordance with the plans and specifications to be approved by Landlord, which approval shall not be unreasonably withheld or delayed. At Tenant’s cost, Tenant shall furnish all fixturing and other improvements needed for Tenant’s use. Landlord shall have no obligation to perform improvements to the Expansion Space 2017 nor any obligation to contribute to or reimburse expenses relating to the improvements in the Expansion Space 2017.
4.    Term. The Term of the Lease is hereby extended for a period of 5 years to expire on September 30, 2022. Tenant shall retain the two (2) 5-year options provided for by the Lease.
5.     Additional Rent.
With respect to the Expansion Space 2017 only: As of the Rent Date, the sum of Tenant’s Pro Rata Share (5.2324% calculated on the basis of 82,718 sq. ft./1,580,873 sq. ft.) of (i) Impositions (Section 5.1), (ii) Landlord’s Insurance Premiums (Article 6), (iii) Maintenance Costs (exclusive of the 10% supervision/administrative fee and inclusive of the costs for snow and ice removal)(Sections 9.1 and 14.2) and (iv) an administrative fee of fifteen percent (15%) on Maintenance Costs (exclusive of the 10% supervision/administrative fee and inclusive of the costs for snow and ice removal) and Landlord Insurance Premiums, shall not exceed (i) $2.00 per square foot per Lease Year (prorated for any partial Lease Year) during the balance of the Term, (ii) $2.25 per square foot per Lease Year (prorated for any partial Lease Year) during the First Option Term (if exercised), and (iii) $2.50 per square foot per Lease Year (prorated for any partial Lease Year) during the Second Option Term (if exercised).
6.    Representations and Warranties.
(a)     Tenant represents and warrants to Landlord as follows: (i) The execution, delivery and performance of this Amendment will not result in any breach of, or constitute any default under, any agreement or other instrument to which Tenant is a party or by which Tenant might be bound; (ii) The execution, delivery and performance by Tenant of this Amendment have been duly authorized by Tenant, and there are no third party consents required for Tenant to enter into this Amendment or to perform its obligations hereunder; and (iii) The person executing this Amendment on behalf of Tenant represents and warrants that such person is duly authorized to act on behalf of Tenant in executing this Amendment, and that this Amendment constitutes a valid and legally binding obligation of Amendment enforceable against Tenant in accordance with its terms.

(b)     Landlord hereby represents and warrants to Tenant as follows: (i) The execution, delivery and performance of this Amendment will not result in any breach of, or constitute any default under, any agreement or other instrument to which Landlord is a party or by which Landlord or the Leased Premises might be bound and will not result in the imposition of any lien or encumbrance against the Leased Premises or the Lease; (ii) The execution, delivery and performance by Landlord of this Amendment have been duly authorized by Landlord, and all third party consents required for this Amendment have been obtained by
Landlord, specifically including but not limited to the consent and approval of Landlord’s mortgage lender, if any; and (iii) The person executing this Amendment on behalf of Landlord represents and warrants that such person is duly authorized to act on behalf of Landlord in executing this Amendment, and that this Amendment constitutes a valid and legally binding obligation of Landlord enforceable against Landlord in accordance with its terms.
(c)    Republic Airlines Space. The parties acknowledge that the Expansion Space 2017 is currently leased to Republic Airlines pursuant to a lease dated November 19, 2001, as amended by Lease Expansion Agreement dated July 21, 2003, Lease Extension and Modification Agreement dated July 8, 2005, Lease Amendment No. 2 and Consent dated May 14, 2015 and Lease Amendment No. 3 dated July 25, 2016 (collectively, the “RA Lease”) and that Landlord has negotiated a modification of the RA Lease that obligates Republic Airlines to surrender the Expansion Space 2017 on or before December 31, 2016. In the event that Landlord is unable to deliver the Premises on or before December 31, 2016 as a result of the failure of the bankruptcy court approval the RA amendment, this amendment shall be null and void with no further force or effect. In connection with that modification and in consideration of Tenant’s agreement to enter into this Amendment, Landlord covenants to Tenant that the Expansion Space 2017 annual rent and additional rent provided hereunder does not exceed the annual rent or additional rent (on a per square foot basis) provided under the RA Lease during the same time period and that such covenant is true now and shall continue to be true for so long as this Lease and the RA Lease continue to be in full force and effect (and continuing until whichever is later).
7.    Incorporation of Background. The above Background paragraphs are hereby incorporated into this Amendment as if fully set forth herein.
1.Definitions; Definition of Lease. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Initial Lease. As used in the Initial Lease and herein, “Lease”

shall mean the Initial Lease, First Lease Amendment, Second Lease Amendment, and Third Lease Amendment as modified by and together with this Amendment.
2.Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire agreement between Landlord and Tenant regarding the Lease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings.
3.Lease Ratification. The Lease, as modified herein, is in full force and effect, and the parties hereby ratify the same. Each party represents and warrants to the other that there is no existing default under the Lease and that there is no event which, with the giving or notice or passage of time, would constitute a default under the Lease. The Lease and this Amendment shall be binding upon the parties and their respective successors and assigns. To the extent the terms and conditions of the Lease conflict with or are inconsistent with this Amendment, the terms and conditions of this Amendment shall control.
4.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed a part of an original and all of which together shall constitute one agreement. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to form one document.
5.DSW’s Consent to Amendment; Ratification of Guaranty. DSW Inc. has, and assumes, no obligations, liabilities or responsibilities under this Lease, except that DSW Inc. delivered to Landlord a Guaranty dated as of October 1, 2008 under which DSW Inc. guaranteed the performance of Tenant under the Initial Lease. DSW Inc. delivered the Guaranty as an inducement to Landlord to enter into the Initial Lease. DSW Inc. hereby consents to this Amendment, and DSW Inc. hereby affirms and ratifies the Guaranty as to Tenant’s performance under the Lease, as modified by this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD: 4300 VENTURE 34910 LLC, a Delaware limited liability company By: _______________________________ Print Name: ________________________ Title: ______________________________
TENANT: eTAILDIRECT LLC a Delaware limited liability company By: ________________________________ William L. Jordan, EVP / Chief Administrative Officer

[acknowledgments appear on the following pages]

DSW Inc., an Ohio corporation, joins in this Amendment solely for purpose of paragraph 12 of this Amendment, and for no other purpose. Except for the obligations of DSW Inc. expressly set forth in paragraph 12 of this Amendment, DSW Inc. has, and assumes, no obligations, liabilities or responsibilities under this Amendment. Subject to the foregoing:

DSW INC., an Ohio corporation

By: ________________________________
William L. Jordan, EVP / Chief Administrative Officer

STATE OF OHIO        :
COUNTY OF FRANKLIN    : ss.

The foregoing instrument was acknowledged before me this _______ day of ________________, 2016, by _____________________________________, ___________________ of Schottenstein Professional Asset Management Corporation, a Delaware corporation, General Partner of Jubilee Limited Partnership, an Ohio limited partnership, Managing Member of Jubilee-Aircenter L.L.C., a Delaware limited liability company, Managing Member of 4300 East Fifth Avenue LLC, an Ohio limited liability company, Member of 4300 VENTURE 34910 LLC, a Delaware limited liability company for and on behalf of said limited liability company.

_______________________________
Notary Public
My commission expires on: ______

STATE OF OHIO        :
COUNTY OF FRANKLIN    : ss.

The foregoing instrument was acknowledged before me this _______ day of ___________________, 2016, by William L. Jordan, EVP/Chief Administrative Officer, of eTAILDIRECT LLC, a Delaware limited liability company, for and on behalf of said company.

_______________________________
Notary Public
My commission expires on: ______